                                                                    EXHIBIT 12.1

                                    PROLOGIS
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN THOUSANDS)


                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,                                  YEAR ENDED DECEMBER 31,
                                 -------------------------      ----------------------------------------------------------------
                                     2002         2001              2001         2000         1999         1998         1997
                                 -----------   -----------      -----------  -----------  -----------   -----------  -----------
Earnings before gains (losses)
  on disposition of real estate
  and foreign currency
  exchange gains (losses)        $   181,719   $   173,824      $   126,582  $   236,221  $   161,570   $   102,936  $    38,832

Add:
     Interest Expense                116,790       123,377          163,269      172,191      170,746        77,650       52,704
                                 -----------   -----------      -----------  -----------  -----------   -----------  -----------

Earnings as Adjusted             $   298,509   $   297,201      $   289,851  $   408,412  $   332,316   $   180,586  $    91,536
                                 ===========   ===========      ===========  ===========  ===========   ===========  ===========

Fixed Charges:
     Interest Expense            $   116,790   $   123,377      $   163,269  $   172,191  $   170,746   $    77,650  $    52,704
     Capitalized Interest             20,889        18,430           24,276       18,549       15,980        19,173       18,365
                                 -----------   -----------      -----------  -----------  -----------   -----------  -----------

         Total Fixed Charges     $   137,679   $   141,807      $   187,545  $   190,740  $   186,726   $    96,823  $    71,069
                                 ===========   ===========      ===========  ===========  ===========   ===========  ===========

Ratio of Earnings, as Adjusted
     to Fixed Charges                    2.2          2.1               1.5          2.1          1.8          1.9           1.3
                                 ===========   ==========       ===========  ===========  ===========   ==========   ===========